UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRANKLIN TEMPLETON ETF TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Franklin Parkway, San Mateo, CA	94403-1906
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value Franklin Dividend Growth ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-208873

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Franklin Templeton ETF Trust (the “Trust”) listed below to be registered hereunder is set forth in Post-Effective Amendment No. 123 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission on August 25, 2025, which description is incorporated herein by reference.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

Franklin Dividend Growth ETF	39-3169309

Item 2.	Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission on June 14, 2019.

2. The Trust’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission on June 14, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 27th day of August, 2025.

FRANKLIN TEMPLETON ETF TRUST

By:	/s/ Harris Goldblat
Name:	Harris Goldblat
Title:	Vice President and Secretary